SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           July 5, 2005   (June 28, 2005)

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010

(Commission File Number)	(IRS Employer Identification No.)

5759 Fleet Street, Suite 220, Carlsbad, California	92008

(Address of Principal Executive Offices)	(Zip Code)

(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

     On June 28, 2005, a wholly-owned subsidiary of the Registrant, Chambers Delaware Acquisition Company (“Chambers Delaware”), acquired substantially all of the assets Chambers Belt Company (“Chambers Belt”), a leading manufacturer of men’s and women’s belts and accessories, pursuant to an Asset Purchase Agreement dated April 18, 2005 with Chambers Belt and its stockholders. As part of the closing of that transaction on June 28, 2005, Chambers Delaware and the Registrant entered into the following additional material agreements.

     Chambers Delaware entered into employment agreements dated as of the closing with three of Chamber Belt’s stockholders and officers: Charles Stewart, Kelly Green and David Matheson. The agreement with Stewart provides for a term of three years at an annual salary of $270,000, and a grant of options to purchase 50,000 shares at an exercise price of $5.95 per share. The agreement with Green provides for a term of three years. The agreement with Matheson provides for a term of 18 months.

     Chambers Delaware entered into non-competition agreements dated as of the closing with four of Chambers Belt’s stockholders and officers, which includes Stewart, Green and Matheson and also Gary Edman. Each agreement provides that these persons will not compete with the Registrant or Chambers Delaware, and agree not to solicit employees or customers of Chambers Delaware for a five-year period after the closing. The agreements also provide for aggregate payments to the four stockholders of $3.0 million over five years.

     The Registrant entered into a Registration Rights Agreement with Chambers Belt dated as of the closing covering the 374,462 shares of the Registrant’s common stock issued to Chambers Belt as part of the acquisition and any additional shares issued to Chambers Belt as part of the earnout consideration under the terms of the acquisition. The agreement provides demand registration rights covering the shares on a Form S-3 for three years. The Registrant is only required to make one demand registration per year and only for sales of shares having a market value of at least $500,000. Chambers Belt has unlimited piggyback registration rights for three years to sell the shares covered, except for registrations made by the Registrant to sell shares under a Form S-4 or Form S-8. The Registrant is responsible for the expenses of the registrations, except for underwriting discounts or commissions, or other expenses incurred by Chambers Belt. The agreement provides for cross-indemnification and contribution rights between the parties.

     Chambers Delaware entered into an Escrow Agreement with Chambers Belt, dated as of the closing, that provides for the 374,462 shares issued to Chambers Belt as part of the acquisition to be held in escrow through January 28, 2007. The escrow of the shares is intended to secure the obligations of Chambers Belt for compensation, reimbursement and indemnification under the acquisition terms. Manufacturers and Traders Trust Company is a party to the agreement as escrow agent.

     Also as part of the acquisition, Chambers Delaware was assigned at the closing three license agreements between Wrangler Apparel Corp., as licensor, and Chambers Belt, as licensee. Under the first agreement, Chambers Delaware has an exclusive license to distribute men’s, women’s and youth’s non-western leather belts bearing the “Wrangler Hero” and “Timber Creek by Wrangler” marks in the United States and Canada through December 31, 2006. Under the second agreement Chambers Delaware has an exclusive license to distribute men’s and boy’s personal accessories bearing the “Wrangler Hero,” “Wrangler Jeans Co.” Wrangler Outdoor Gear” and “Timber Creek by Wrangler” marks in the United States and Canada through December 31, 2007. Under the third agreement Chambers Delaware is granted an exclusive license to distribute men’s, women’s and youth’s western leather belts under the “20X” and “Twenty X” marks and men’s, women’s and youth’s western leather belts and suspenders under the “Wrangler” and “Wrangler Rugged Wear” marks. Chambers Delaware has agreed to pay guaranteed minimum royalties under each of the agreements and a license fee based on a percentage of the annual net sales of products sold under the licensed marks. The licenses may be terminated prior to the end of the term, for among other reasons, if minimum net sales requirements are not met. The exclusivity period does not cover the last 6 months of the license at the discretion of Wrangler Apparel.

     On June 28, 2005, the Registrant and Manufacturers and Traders Trust Company (“M&T”) entered into a Credit Facility Agreement (the “Credit Agreement”). This agreement replaced the Registrant’s prior credit agreement with M&T for a $52.0 million credit facility. M&T acted as lender and administrative agent under the Credit Agreement. The Credit Agreement, among other things, establishes up to a $24.0 million revolving credit facility, a $5.0 million swing line loan and a $28.0 million term loan. The revolver has an interest rate of LIBOR plus 3.0%, or the prime rate plus .375%. The term loan has an interest rate of LIBOR rate at 7.0%. This is an increase of approximately $19.0 million over the prior credit facility with the bank. The borrowings under the Credit Agreement are secured by a blanket security interest in all the assets of the Registrant and its subsidiaries. The credit facility expires on June 30, 2010 and all borrowings under that facility are due and payable on that date. The Registrant’s availability under the revolving credit facility will be $24.0 million (subject to a borrowing base formula). The Credit Agreement includes a borrowing base formula with inventory caps, and financial covenants requiring the Registrant not to exceed certain average borrowed funds to EBITDA ratios and cash flow coverage ratios.

Section 2 Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

     On June 28, 2005, a wholly-owned subsidiary of the Registrant, Chambers Delaware Acquisition Company, acquired substantially all of the assets Chambers Belt Company, a leading manufacturer of men’s and women’s belts and accessories.

     The purchase price for the stock was $21,500,000, payable with $19,500,000 in cash and 374,462 shares of the Registrant’s common stock valued at $2.0 million, plus contingent earnout payments subject to Chambers Belt meeting certain post-closing sales requirements.

     Additionally, the Registrant agreed to pay $3.0 million payable over five years for a five year covenant-not-to-compete and other restrictive covenants with four of Chambers Belt’s stockholders and officers.

     In connection with the transaction, the Registrant amended its credit facility to increase its borrowing capacity to $52.0 million, which includes a new $28.0 million term loan. The closing of the amended credit facility also occurred on June 28, 2005. The cash portion of the acquisition purchase price was paid with borrowings under the new credit facility. The purchase price was determined through arms-length negotiations between the parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     On June 28, 2005, the Registrant and Manufacturers and Traders Trust Company (“M&T”) entered into a Credit Facility Agreement (the “Credit Agreement”). This agreement replaced the Registrant’s prior credit agreement with M&T for a $52.0 million credit facility. M&T acted as lender and administrative agent under the Credit Agreement. The Credit Agreement, among other things, establishes up to a $24.0 million revolving credit facility, a $5.0 million swing line loan and a $28.0 million term loan. The revolver has an interest rate of LIBOR plus 3.0%, or the prime rate plus .375%. The term loan has an interest rate of LIBOR rate at 7.0%. This is an increase of approximately $19.0 million over the prior credit facility with the bank. The borrowings under the Credit Agreement are secured by a blanket security interest in all the assets of the Registrant and its subsidiaries. The credit facility expires on June 30, 2010 and all borrowings under that facility are due and payable on that date. The Registrant’s availability under the revolving credit facility will be $24.0 million (subject to a borrowing base formula). The Credit Agreement includes a borrowing base formula with inventory caps, and financial covenants requiring the Registrant not to exceed certain average borrowed funds to EBITDA ratios and cash flow coverage ratios.

Section 3 SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

     (a) On June 28, 2005, the Company issued 374,462 shares of common stock valued at $2.0 million to Chambers Belt, as partial consideration for the asset acquisition from that company. No underwriters were involved. The securities were issued in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act. The Company relied upon this exemption based upon the provision of financial and other information concerning the Registrant to the purchaser, the investment representations made by the purchaser, the lack of general solicitation, and actions taken by the Company to restrict resale of the securities without registration, including the placement of restrictive legends on the share certificate.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

(b)	Pro Forma Financial Information

     The financial statements of Chambers Belt and the pro forma financial statements required to be filed with this Report are not available. The Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practical but not later than 75 after consummation of the acquisition.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: July 5, 2005	By:	/s/ Kenneth E. Wolf

	Name:	Kenneth E. Wolf
	Title:	Chief Financial Officer